Exhibit 10.2

                             MUTUAL GENERAL RELEASE

            This Mutual General Release (the "Release") is entered into this 9th day of September, 2005, by and between Sizeler Property Investors, Inc., a Maryland corporation, ("Sizeler" or the "Company") and First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, ("Proponent"). Sizeler and Proponent are referred to together herein as the "Parties."

            WHEREAS, the Parties have entered into an agreement (the "Agreement") of even date, to which this Release is Exhibit D;

            WHEREAS, pursuant to the Agreement, the Parties have agreed to execute this Release;

            WHEREAS, Sizeler and Proponent are parties to the action pending in the United States District Court for the District of Maryland styled, Sizeler Property Investors, Inc., J. Terrell Brown, William Byrnes, Harold Judell, Sidney W. Lassen, Thomas A. Masilla, Jr., James McFarland, Richard Pearlstone, James R. Peltier and Theodore H. Strauss v. First Union Real Estate Equity & Mortgage Investments, Civil Action No. 1:05-cv-718-RDB (the "Litigation"), all claims and counterclaims of which Litigation shall be dismissed pursuant to the Agreement;

            NOW, THEREFORE, in consideration for the covenants and other agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

            1. General Release of Proponent. Sizeler, on its behalf and on behalf of any and all of its current or former affiliated entities, benefit plans, departments, stockholders, officers, directors, employees, representatives, agents, attorneys, successors, and assigns (collectively, the "Sizeler Releasors"), in reliance on the covenants and agreements of Proponent set forth in this Release and the Agreement, hereby releases and forever discharges Proponent and any and all of its current or former affiliated entities, benefit plans, departments, stockholders, officers, directors, employees, representatives, agents, attorneys, successors, and assigns (collectively, the "Proponent Released Parties"), to the fullest extent allowed by law, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs incurred), of any nature whatsoever, whether known or unknown,

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suspected or unsuspected, which the Sizeler Releasors, individually or collectively, now have, own, or hold, or claim to have, own, or hold, and which the Sizeler Releasors, individually or collectively, at any time ever had, owned, or held, or claimed to have had, owned, or held, against any one or more of the Proponent Released Parties for any reason whatsoever relating in any way to either Sizeler or Proponent, in law or in equity, under federal, State or local law, regulation, code, or other standard, including, without limitation, any and all claims arising from, relating to, or that were or could have been asserted in the Litigation or any other proceeding, hearing, action or forum of any nature (all such released matters being the "Sizeler Released Claims"); provided that the Sizeler Releasors shall not waive any rights to enforce the obligations under this Release or the Agreement. Sizeler warrants that this is a general release and that it, and, to its knowledge, each of the other Sizeler Releasors, has not assigned or transferred any of the Sizeler Released Claims.

            2. Sizeler's Covenant Not to Bring Claims, or Cause Claims to Be Brought. Without limiting the generality of the general release contained in
Section 1 of this Release, the Sizeler Releasors further agree not to sue or otherwise institute or cause to be instituted or furthered, or solicit, encourage, assist, or cause any other individual or entity to sue or otherwise institute, further, or cause to be instituted or furthered, except as required by order or legal process of court or any agency of the federal, State, or local government, the prosecution of any Sizeler Released Claims in any proceeding, hearing, action or forum of any nature. Notwithstanding anything to the contrary in another section of this Release, and consistent with their obligations set forth in this Section 2, Sizeler Releasors may obtain the economic benefit, if any, as passive members of a class or derivative action, with respect to any claims as to any actions, omissions, or events not currently either (i) known to Sizeler, or (ii) publicly disclosed.

            3. General Release of Sizeler. Proponent, on its behalf and on behalf of any and all of its current or former affiliated entities, benefit plans, departments, stockholders, officers, directors, employees, representatives, agents, attorneys, successors, and assigns (collectively, the "Proponent Releasors"), in reliance on the covenants and agreements of Sizeler set forth in this Release and the Agreement, hereby releases and forever discharges Sizeler and any and all of its current or former affiliated entities, benefit plans, departments, stockholders, officers, directors, employees, representatives, agents, attorneys, successors, and assigns (collectively, the "Sizeler Released Parties"), to the fullest extent allowed by law, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs incurred), of any nature whatsoever, whether known or unknown, suspected or unsuspected, which the Proponent Releasors, individually or collectively, now have, own, or hold, or claim to have, own, or hold, and which the Proponent Releasors, individually or collectively, at any time ever had, owned, or held, or claimed to have had, owned, or held, against any one or more of the Sizeler Released Parties for any reason whatsoever relating in any way to either Sizeler


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or Proponent, in law or in equity, under federal, State or local law, regulation, code, or other standard, including, without limitation, any and all claims arising from, relating to, or that were or could have been asserted in the Litigation or any other proceeding, hearing, action or forum of any nature (all such released matters being the "Proponent Released Claims"); provided that the Proponent Releasors shall not waive any rights to enforce the obligations under this Release or the Agreement. Proponent warrants that this is a general release and that it, and, to its knowledge, each of the other Proponent Releasors, has not assigned or transferred any of the Proponent Released Claims.

            4. Proponent 's Covenant Not to Bring Claims, or Cause Claims to Be Brought. Without limiting the generality of the general release contained in
Section 3 of this Release, the Proponent Releasors further agree not to sue or otherwise institute or cause to be instituted or furthered, or solicit, encourage, assist, or cause any other individual or entity to sue or otherwise institute, further, or cause to be instituted or furthered, except as required by order or legal process of court or any agency of the federal, State, or local government, the prosecution of any Proponent Released Claims in any proceeding, hearing, action or forum of any nature. Notwithstanding anything to the contrary in another section of this Release, and consistent with their obligations set forth in this Section 4, Proponent Releasors may obtain the economic benefit, if any, as passive members of a class or derivative action, with respect to any claims as to any actions, omissions, or events not currently either (i) known to Proponent, or (ii) publicly disclosed.

            5. General.

                  (a) The Company represents that the individual set forth below as signatory to this Release for the Company has the authority to execute this Release on behalf of the Company and to bind the Company to the terms hereof. The individuals set forth below as signatories to this Agreement for each party have the authority to execute this Agreement on behalf of such party and to bind such party to the terms hereof.

                  (b) This Release shall be governed by the laws of the State of Maryland, without regard to the conflicts of law provisions thereof. Any complaint, claim, suit, or cause of action arising out of this Release shall be brought exclusively in the United States District Court for the District of Maryland, Northern Division or in the Circuit Court for Baltimore City, Maryland, and the Parties hereby expressly submit to the jurisdiction of such court for such purposes.

                  (c) This Release may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  (d) The terms and conditions of this Release shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Release, express or implied, is intended to confer upon any Party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Release, except as expressly provided in this Release.


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                  (e) If one or more provisions of this Release are held by a court of competent jurisdiction to be unenforceable under applicable law, the court shall modify the unenforceable term(s) to the least extent necessary to render the term(s) enforceable. In the event the court is unable to so modify the unenforceable term(s), the Parties agree to renegotiate such provision(s) in good faith so as to become enforceable while hewing as closely as possible to the original intent. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision(s), then (i) such provision shall be excluded from this Release, (ii) the balance of this Release shall be interpreted as if such provision were so excluded and (iii) the balance of this Release shall remain enforceable in accordance with its terms.

                  (f) Because any breach or threatened breach of this Release by either Party would result in continuing material and irreparable harm to the other Party, and because it would be impossible to establish the full monetary value of such damage, either Party shall be entitled to injunctive relief in its discretion, in the event of a breach or threatened breach of this Release by the other Party or any member thereof. Injunctive relief shall be in addition to any other remedy that may be available to either Party.

                  (g) This Release constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties with respect to the subject matter hereof are expressly canceled.

                            [Signature page follows]


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

            IN WITNESS WHEREOF, the Parties have caused this Release to be executed and delivered by themselves or their duly authorized officer or attorney-in-fact as of the date first set forth above.

                                     SIZELER PROPERTY INVESTORS, INC.


                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     FIRST UNION REAL ESTATE EQUITY
                                     AND MORTGAGE INVESTMENTS


                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------


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